Exhibit 23.1

Consent of Independent Auditor

We consent to the incorporation by reference in the Registration Statements on Form  S-3 (Nos. 333-216075, 333-212317, and 333-182828) and the Registration Statements on Form  S-8 (Nos. 333-215097 and 333-175186) of Asure Software, Inc. of our report dated May 22, 2017, relating to the consolidated financial statements of iSystems Holdings, LLC and Subsidiaries, appearing in this Current Report on Form 8-K.

We also consent to the reference of our firm under the heading “Experts” in the Prospectus Supplement related to the Registration Statement on Form S-3 (333-216075).

/s/ RSM US LLP

Boston, MA

May 26, 2017